UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

BCSB Bancorp, Inc.
(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 256-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2011 the Board of Directors of Baltimore County Savings Bank, F.S.B. (the “Bank”), a wholly owned subsidiary of BCSB Bancorp, Inc. (the “Company”), approved an amendment of the Baltimore County Savings Bank Supplemental Executive Retirement Plan (“SERP”).  Participants in the SERP include Joseph J. Bouffard, the President and Chief Executive Officer and a director of the Company and the Bank, Anthony R. Cole, the Executive Vice President and Chief Financial Officer of the Company and the Bank, Daniel R. Wernecke, the Executive Vice President and Chief Lending Officer of the Bank, and two other officers of the Bank.

Under the amendment to the SERP, upon a participant’s separation from service prior to age 65, the Bank will pay a participant the accrual balance with respect to the participant, without regard to the participant’s age or years of service.  As defined in the SERP, the accrual balance means, as of any date, the liability that should be accrued by the Bank under generally accepted accounting principles (“GAAP”) to reflect the Bank’s obligation to the participants who participate in the SERP, without regard to whether such amount is actually accrued as of such date.  The timing and form of payment with regard to the early retirement benefit remains the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB Bancorp, Inc.

Date: June 27, 2011	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer